UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2007

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Marshall G. Cox retired from our board of directors, effective May 3, 2007. Mr. Cox is being honored with recognition as Chairman Emeritus for his founding efforts and 10 years of dedicated service as our Chairman of the Board.

Under a Consulting Agreement dated May 3, 2007, Mr. Cox will provide us with up to 10 hours of consulting services per month through March 1, 2009. He will receive consulting fees of $5,000 per month. In addition, Mr. Cox agreed to restrictions on the number of shares of our common stock that he may sell over the next 15 months. We also agreed to reimburse up to $5,000 of Mr. Cox’s attorneys fees in connection with the Consulting Agreement.

Mr. Cox is the father-in-law of our Chief Executive Officer Christopher J. Calhoun.

Incumbent director Ronald D. Henriksen was appointed by the board to serve as Interim Chairman of the Board. Mr. Henriksen will be compensated at the rate of an additional $10,000 per year for such service.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: May 4, 2007	By: /s/ Marc H. Hedrick
Marc H. Hedrick
President

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